SUB-ITEM 77E: LEGAL PROCEEDINGS

Since October 2003, Federated and
related
entities
(collectively, "Federated"), and various
Federated funds ("Funds"), have been
named as
 defendants
 in several class action lawsuits now
pending in the United States District Court
 for the
District of Maryland. The lawsuits were
purportedly filed on behalf of people who purchased, owned and/or redeemed shares of
Federated-sponsored mutual funds during
 specified periods
 beginning November 1, 1998. The
suits are generally similar in alleging that Federated engaged in illegal and improper trading
practices including market timing and
late trading in concert with
certain institutional traders,
which allegedly caused financial injury
to the mutual fund shareholders.
These lawsuits began to
be filed shortly after Federated's first public announcement that it had received requests for
information on shareholder trading
activities
in the Funds from
 the SEC, the Office of the New
York State Attorney General ("NYAG"), and other authorities.
In that regard, on November 28,
2005, Federated announced that it had
 reached final settlements
with the SEC and the NYAG
with respect to those matters.
Specifically,
 the SEC and NYAG
settled proceedings against three
Federated subsidiaries involving
 undisclosed
 market timing
arrangements and late trading. The
SEC made findings: that Federated
Investment
 Management
Company ("FIMC"), an SEC-
registered investment adviser to
various Funds,
and Federated
Securities Corp., an SEC-registered
broker-dealer and distributor for
the Funds,
violated provisions of the Investment
Advisers Act
and Investment Company Act by approving,
 but not disclosing,
three market timing arrangements, or
 the
associated conflict of
interest between
FIMC and the funds involved in the
arrangements, either to other fund
shareholders
 or to the funds'
board; and that Federated
Shareholder Services Company,
formerly an
SEC-registered
transfer agent, failed to prevent a
customer and a Federated employee
from
late trading in violation
of provisions of the Investment
Company Act. The NYAG found that
such conduct
violated provisions
of New York State law.
Federated entered into the settlements
without
 admitting or
denying the regulators' findings.
As Federated previously reported in
2004,
 it has already paid approximately
$8.0 million to certain
funds as determined by an independent
consultant. As part of these
settlements, Federated agreed
to pay disgorgement and a civil money
 penalty in the aggregate amount
of an additional $72
million and, among other things,
agreed that
it would not serve as
investment adviser to any
registered investment company
unless (i) at
 least 75% of the fund's
directors are independent of
Federated, (ii) the chairman of
each such
fund is independent of
Federated, (iii) no action may be
taken by the fund's board or any
committee
thereof unless approved
by a majority of the
independent trustees of the fund or
committee,
 respectively, and (iv)
 the fund appoints a "senior
officer" who reports to the independent
 trustees and is responsible
for monitoring compliance by
the fund with applicable laws and
fiduciary
 duties and for managing
the process by which
management fees charged to a fund are
approved.
The settlements are
described in Federated's
announcement which, along with previous
press
releases and related
communications on those
matters, is available in the "About Us"
section of Federated's
website at FederatedInvestors.com.
Federated and various Funds have also
 been
named as defendants
in several additional lawsuits,
the majority of which are now pending
in the
United States
District Court for the Western District
of Pennsylvania, alleging, among other
things, excessive
advisory and Rule 12b-1 fees.
The board of the Funds has retained
the law
 firm of Dickstein
Shapiro Morin & Oshinsky LLP to
represent the Funds in these
 lawsuits.
Federated and the Funds,
and their respective counsel,
are
reviewing the allegations and
intend to defend
 this litigation.
Additional lawsuits based upon
similar allegations may be filed
in the future.
The potential impact
of these lawsuits, all of which
seek unquantified damages,
attorneys' fees,
and expenses, and future
potential similar suits is
uncertain. Although we do not
believe that
 these lawsuits will have
a material adverse effect on
the Funds, there can be no
assurance that
 these suits, ongoing
 adverse publicity and/or other
developments resulting from the
regulatory
investigations will
 not result in increased Fund
redemptions, reduced sales of
 Fund shares, or
other adverse
 consequences for the Funds.